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                                                                     Exhibit 5.1
                                                                     -----------



                         [CROUCH & HALLETT LETTERHEAD]



                               December 31, 1997


Whole Foods Market, Inc.
601 N. Lamar Blvd., Suite 300
Austin, Texas  78703

Gentlemen:

          We have served as counsel for Whole Foods Market, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-3 covering the sale of a maximum of 1,188,204 shares (the "Shares") of Common Stock, no par value, of the Company. The Shares are to be sold from time to time by shareholders of the Company as described in the Registration Statement.

          We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares are duly and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,



                                           /s/ Crouch & Hallett, LLP